UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 20, 2009
Champion Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168

(Commission File Number)	(IRS Employer Identification No.)

755 W Big Beaver Rd, Suite 1000, Troy, Michigan	48084

(Address of Principal Executive Offices)	(Zip Code)
(248) 614-8200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
          On March 20, 2009, Champion Enterprises, Inc. (the “Company” or “Champion”) commenced the mailing of its Notice of Internet Availability of Proxy Materials to its shareholders and posted its 2008 Annual Report to Shareholders, which includes the Annual Report on Form 10-K, and its 2009 Notice of Annual Meeting and Proxy Statement on its website www.championhomes.com under the “Investors” link. The 2008 Annual Report to Shareholders from William C. Griffiths, Champion’s Chairman, President and Chief Executive Officer, is also furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
This Annual Report to Shareholders contains certain statements, including statements regarding economic and construction market recovery, Champion’s future position, capacity adjustments, divestitures, retirement of senior debt, interest rates and new products, each of which is or could be construed to be a forward-looking statement within the meaning of the Securities and Exchange Act of 1934. These statements reflect the Company’s views with respect to future plans, events and financial performance. The Company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this Annual Report. The Company has identified certain risk factors which could cause actual results and plans to differ materially from those included in the forward-looking statements. These factors are discussed in the Forward-Looking Statements section of the Company’s most recently filed Form 10-K, and those discussions regarding risk factors are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     Exhibits.

Exhibit
Number

99.1	March 20, 2009, 2008 Annual Report to Shareholders from William C. Griffiths, Chairman, President and Chief Executive Officer

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.
	By:	/s/ Roger K. Scholten
Roger K. Scholten
Senior Vice President, General Counsel and Secretary

Date: March 20, 2009

Index to Exhibits

Exhibit No.	Description

99.1	March 20, 2009, Annual Report to Shareholders from William C. Griffiths, Chairman, President and Chief Executive Officer